SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2012

CROWN DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-169501	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9590 E. Ironwood Square Drive
Building A, Suite 101
Scottsdale, AZ 85258.
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE:                                           This Form 8k-12g3 contains the financials stated herein in compliance with the financial reporting for the acquisition of a business as disclosed in the 8-K filed on 3/26/2012

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CROWN DYNAMICS CORP.
Form 8-K
Current Report

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of the business acquired

(1)	Audited Financial Statements as of and for the years ended September 30, 2011 and 2010.
(2)	Unaudited Financial Statements for the period ended 12/31/2011.

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Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
AirWare Holdings, Inc.

We have audited the accompanying balance sheets of AirWare Holdings, Inc. as of September 30, 2011 and 2010 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AirWare Holdings, Inc. at September 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations since inception and requires additional funds for future operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certified Public Accountants

Phoenix, Arizona
June 1, 2012

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AIRWARE HOLDINGS, INC.
BALANCE SHEETS

	September 30, 2011	September 30, 2010
Assets:		
Current assets:		
Cash and cash equivalents	$ 192,017	$ 36,055
Accounts receivable	-	36,734
Inventory	3,600	16,711
Prepaid expenses and other current assets	10,000	9,425
Total current assets	205,617	98,925
Property and equipment, net	101,743	141,502
Intangible assets, net	359,731	394,122
Deposits	12,303	12,303
Notes receivable, officer	144,303	64,694
Total assets	$ 823,697	$ 711,546
Liabilities and Stockholders' Equity (Deficit):		
Current liabilities:		
Accounts payable	$ 1,148,298	$ 1,047,345
Accrued liabilities	79,986	281,460
Convertible notes payable - current portion	410,000	469,881
Convertible notes payable to related parties - current portion, net of discount	511,971	550,000
Notes payable to related parties - current portion	25,000	85,000
Total current liabilities	2,175,255	2,433,686
Accrued interest to related parties	6,502	-
Convertible notes payable, less current portion	-	243,000
Convertible notes payable to related parties, less current portion	145,000	25,000
Notes payable to related parties, less current portion	-	763,490
Notes payable to officer	275,694	-
Total liabilities	2,602,451	3,465,176
Commitments and contingencies		
Stockholders' equity (deficit):		
Series A Convertible Preferred stock - $0.001 par value, 1,000,000 shares authorized, 410,549 and 240,000 issued and outstanding	411	240
Series B Convertible Preferred stock - $0.001 par value; 8,000,000 shares authorized, 40,000 and 0 shares issued and outstanding	40	-
Series C Convertible Preferred stock $0.001 par value, 1,500,000 shares authorized, 1,132,258 and 0 shares issued and outstanding	1,132	-
Series D Convertible Preferred stock $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Class A Voting Common stock - $0.001 par value; 80,000,000 shares authorized, 19,894,356 and 11,466,666 shares issued and outstanding	19,895	11,467
Class B Non-voting Common stock - $0.001 par value; 20,000,000 shares authorized, 1,454,337and 851,455 shares issued and outstanding	1,454	851
Additional paid-in capital	5,785,414	1,804,714
Accumulated deficit	(7,587,100)	(4,570,902)
Total stockholders' deficit	(1,778,754)	(2,753,630)
Total liabilities and stockholders' equity (deficit)	$ 823,697	$ 711,546

The accompanying notes are an integral part of these financial statements.

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The accompanying notes are an integral part of these financial statements.

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				AIRWARE HOLDINGS, INC.
				STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Class A		Class B		Series A		Series B		Series C
	Voting		Non-Voting		Convertible		Convertible		Convertible
	Common Stock		Common Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Number of		Number of		Number of		Number of		Number of		Additional
	Shares		Shares		Shares		Shares		Shares		Paid-in	Accumulated
	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Total
Balance at October 1, 2009	7,100,000	$ 7,100	659,764	$ 660	-	-	-	-	-	-	$ 402,391	$ (1,609,090)	$ (1,198,939)
Issuance of Common Stock
and warrants for cash	2,000,000	2,000	-	-	-	-	-	-	-	-	498,000	-	500,000
Issuance of Preferred Stock for cash	-	-	-	-	240,000	240	-	-	-	-	59,760	-	60,000
Stock-based compensation expense	1,200,000	1,200	80,000	80	-	-	-	-	-	-	219,883	-	221,163
Exchange of shares for
litigation settlements	500,000	500	-	-	-	-	-	-	-	-	124,500	-	125,000
Exchange of shares for services	666,666	667	8,310	8	-	-	-	-	-	-	167,117	-	167,792
Shares issued for conversion
of notes payable	-	-	103,381	103	-	-	-	-	-	-	166,397	-	166,500
Fair value of warrants issued with debt	-	-	-	-	-	-	-	-	-	-	166,666	-	166,666
Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,961,812)	(2,961,812)
Balance at September 30, 2010	11,466,666	11,467	851,455	851	240,000	240	-	-	-	-	1,804,714	(4,570,902)	(2,753,630)
Issuance of Common Stock
and warrants for cash	1,814,000	1,814	-	-	-	-	-	-	-	-	451,686	-	453,500
Issuance of Preferred Stock for cash	-	-	-	-	170,000	170	-	-	-	-	42,330	-	42,500
Exchange of shares for interest expense	67,890	69	-	-	549	1	-	-	-	-	17,041	-	17,111
Shares issued for conversion
of notes payable	7,372,466	7,372	-	-	-	-	40,000	40	-	-	1,845,705	-	1,853,117
Inducement expenses for
conversion of notes payable	-	-	-	-	-	-	-	-	-	-	439,991	-	439,991
Stock forfeited by former employee	(450,000)	(450)	-	-	-	-	-	-	-	-	(13,613)	-	(14,063)
Common Stock exchanged
for Preferred Stock	(666,666)	(667)	-	-	-	-	-	-	666,666	667	-	-	-
Exchange of shares for service expenses	290,000	290	602,882	603	-	-	-	-	465,592	465	1,020,294	-	1,021,652
Fair value of options issued
in conjunction with settlement	-	-	-	-	-	-	-	-	-	-	2,600	-	2,600
Fair value of warrants issued
for loan modification	-	-	-	-	-	-	-	-	-	-	64,166	-	64,166
Stock options issued for services	-	-	-	-	-	-	-	-	-	-	110,500	-	110,500
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,016,198)	(3,016,198)
Balance at September 30, 2011	19,894,356	$ 19,895	1,454,337	$ 1,454	410,549	$ 411	40,000	$ 40	1,132,258	$ 1,132	$ 5,785,414	$ (7,587,100)	$ (1,778,754)

The accompanying notes are an integral part of these financial statements.

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AIRWARE HOLDINGS, INC.
STATEMENTS OF CASH FLOWS

	For the years ended September 30, 2011	2010
Net loss	$ (3,016,198)	$ (2,961,812)
Adjustments to reconcile net loss to cash used in operating activities:		
Depreciation and amortization	75,665	74,343
Common stock issued for services	905,304	388,955
Options and Warrants issued for professional services	113,050	-
Common stock issued for settlement	-	125,000
Preferred stock issued for settlement	116,398	-
Interest expense from amortization of debt discount	26,138	-
Settlement income from debt foregiveness	-	(211,578)
Compensation reduced through forfieture of common stock	(14,063)	
Induced conversion expense	439,991	-
Preferred stock issued for interest expense	137	-
Interest income on officer note receivable added to note balance	(3,107)	(578)
Common stock issued for payment of interest on convertible notes	16,972	-
Interest on convertible notes converted to common stock	44,716	-
Amortization of debt discount on note payable to related party	316,510	255,412
Officer compensation paid with note payable	275,694	-
Capitalized interest on convertible notes	3,521	9,882
Forgiveness of debt	(144,462)	-
Inventory write-off	3,750	95,984
Bad Debt Expense	-	218,646
Recovery of Media Costs	-	(567,111)
Write off of capitalized advertisign costs	-	230,250
Changes in operating assets and liabilities:		
Inventory	9,361	(45,256)
Prepaid expenses	(575)	112,664
Deposits	-	1,291
Accounts receivable	36,734	(7,788)
Accounts payable	100,953	844,568
Accrued interest	6,502	-
Accrued liabilities	(57,012)	307,229
Net cash used in operating activities	(744,021)	(1,129,899)
Cash flows from investing activities:		
Purchase of property and equipment	(1,515)	-
Notes receivable, Officer	(76,502)	(64,116)
Net cash used in investing activities	(78,017)	(64,116)
Cash flows from financing activities:		
Common Stock issued for cash	453,500	500,000
Preferred Stock issued for cash	42,500	60,000
Proceeds from notes payable to related parties	155,000	-
Repayment of notes payable to related parties	-	(7,194)
Proceeds from convertible notes to related parties	-	500,000
Proceeds from convertible notes payable	377,000	268,705
Repayment of convertible notes payable	(50,000)	(108,000)
Net cash provided by financing activities	978,000	1,213,511
Net increase (decrease) in cash and cash equivalents	155,962	19,496
Cash and cash equivalents at beginning of year	36,055	16,559
Cash and cash equivalents at end of year	$ 192,017	$ 36,055
Interest paid in cash	$ 91,500	$ 91,595
Non-cash investing and financing activities:		
Common stock issued for convertible notes	$ 658,402	$ 166,500
Common stock issued for convertible note to related party	$ 1,140,000	$ -
Preferred stock issued for convertible note to related party	$ 10,000	$ -
Warrants issued to related party for convertible note modification	$ 64,167	$ -
Debt discount on related party note	$ 38,029	$ -

The accompanying notes are an integral part of these financial statements.

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AIRWARE HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS

1.       Summary of Significant Accounting Policies and Use of Estimates:

Nature of the Corporation:

AirWare Holdings, Inc. (the “Company”) was formerly known as AirWare International Corp.  AirWare International Corp. was formed as a Nevada corporation on February 17, 2010.  On February 18, 2010 AirWare, Inc., an Arizona corporation, merged into AirWare International Corp. in an equal stock for stock exchange. The principal business purpose of the Company is to develop, manufacture and distribute nasal breathing devices.  The Company targets prospective customers such as compassionate sleeping partners, individuals with allergies and athletic enthusiasts throughout the United States and the United Kingdom.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could materially differ from those estimates.  Significant estimates of the Company include accounting for depreciation and amortization, recoverability of intangible assets, deferred income taxes, accruals and contingencies, the imputed interest rate of the note payable to related party and the fair value of common and preferred stock, ant the estimated fair value of stock options and warrants.

Stock Based Compensation:

The Company values stock based compensation at the fair value of the Company’s stock at the date of the stock award. During the years ended September 30, 2011 and 2010 stock awards were valued at $.25 per Common Share.

Cash and Cash Equivalents:

The Company considers all highly liquid instruments purchased with a remaining maturity of three months or less to be cash equivalents.

Accounts Receivable:

The Company follows the allowance method of recognizing uncollectible accounts receivable.  The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding and the Company’s prior history of uncollectible accounts receivable.  The Company had no accounts receivable as of September 30, 2011. As of September 30, 2010 no allowance was established for potentially uncollectible accounts receivable as none was deemed necessary. During the years ended September 30, 2011 and 2010, the Company had no write-offs of receivables.  The Company’s policy is to record finance charges on outstanding delinquent accounts receivable only if they are collected.  Accounts receivable are generally unsecured.

Inventory:

The Company is in the process of introducing an expanded product line that will replace its prior primary product, Brez. As a consequence, the Company recognized an impairment charge of $3,750 during the year ended September 30, 2011, which resulted in ending inventory of $3,600. The Company recognized an impairment charge of $95,984 during the year ended  September 30, 2010, which resulted in an ending inventory of $16,711. Inventory consists of finished goods, comprised of the Company’s product, Brez and is stated at the lower of cost, determined by the first-in, first-out method, or market.  Inventories were determined by physical counts.

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Property and Equipment:

Property and equipment are recorded at cost.  Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets.  Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred.  Depreciation expense for the years ended September 30, 2011 and 2010 amounted to $41,274 and  $39,951, respectively and is included in general and administrative expenses on the statement of operations.

Estimated useful lives of property and equipment are as follows:

Manufacturing equipment                                                                3 years
Office furniture and equipment                                                        5 - 7 years

Intangible Assets:

Intangible assets consist of patent and intellectual property and are amortized over the period that the Company believes best reflects the period in which the economic benefits will be consumed. The Company evaluates intangible assets with definite lives for recoverability when events or circumstances indicate that these assets might be impaired. The Company tests those assets for impairment by comparing their respective carrying values to estimates of the sum of the undiscounted future net cash flows expected to result from the assets. If the carrying amount of an asset exceeds the sum of the undiscounted net cash flows expected from that asset, the Company recognizes an impairment loss based on the amount by which the carrying value exceeds the fair value of the asset. Amortization expense for the years ended September 30, 2011 and 2010 amounted to $34,391 and $34,391, respectively, and is included in general and administrative expenses on the statement of operations.

Long-Lived Assets:

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the related undiscounted cash flows, excluding interest, over the remaining life of the property and equipment or other long-lived asset in assessing its recoverability. Impairment losses are recognized for the amount by which the carrying amount of the asset(s) exceeds the fair value of the asset(s). The Company primarily employ two methodologies for determining the fair value of a long-lived asset: (i) the amount at which the asset could be bought or sold in a current transaction between willing parties; or (ii) the present value of expected future cash flows grouped at the lowest level for which there are identifiable independent cash flows.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

On an on-going basis, the Company assesses the likelihood that the deferred tax assets will be recovered from future taxable income. At September 30, 2011 and 2010 it was believed that the recovery of the deferred tax assets was less than likely and therefore, a full valuation allowance was established.

Interest relative to income taxes is charged to interest expense and penalties are charges to general and administrative costs if there are any assessments. No interest or penalties relative to income taxes has been recognized during the years ended September 30, 2011 or 2010.

The Company files income tax returns in the U.S. federal jurisdiction, and the State of Arizona.  The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities since its inception on January 14, 2008 and all periods since inception are open to examination by taxing authorities.  The predecessor entities were pass-through entities for tax purposes.  The Company is not currently being audited by any of these entities nor has it been audited.  The Company believes it has no tax positions for which the ultimate deductibility is highly uncertain.

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Revenue Recognition:

We recognize revenue on the sale of our products at the time of delivery and acceptance.   At the time of delivery, the following have occurred:

•	Delivery has been evidenced by the customer’s representative on shipping documents; and
•	A price per unit has been determined; and
•	Collectability is reasonably assured.

Revenues are recorded net of slotting payments and co-operative advertising costs.

Sales are generally F.O.B shipping point to a distributor without any general right of return with the exception of returns for defective merchandise, if any.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments including cash, certain current maturities of long-term debt and accrued liabilities approximate fair value because of their short maturities or for long term debt based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Long-term notes receivable with officer are carried at an approximate fair value based on rates available to the Company for risk free investments.

Earnings per Share:

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.  Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive. Due to the net losses for the years ended September 30, 2011 and 2010, basic and diluted loss per common share were the same, as the effect of potentially dilutive securities would have been antidilutive.

As of September 30, 2011 and 2010, there were total shares of 13,710,347 and 6,340,881, respectively to be issued upon conversion of notes payable and exercise of warrants and options that were not included in the earnings per share calculation as they were anti-dilutive.

Shipping and Handling

Shipping and handling costs associated with the shipment of our product to the customer are recorded as costs of revenue.

Advertising Costs

Costs associated with producing and communicating advertising are capitalized and expensed when first viewed by the public.  Total advertising expense recognized during the years ended September 30, 2011 and 2010 were $141,788 and $493,187, respectively. The Company wrote down previously capitalized advertising cost of $230,250 for the year ended September 30, 2010. Advertising expense is included in sales and marketing expenses on the accompanying statements of operations.

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In addition, as a result of the settlement with mercury Media, the Company was given a credit of $567,111 for air time expenses incurred during fiscal year 2009.  The credit has been reflected in other income on the accompanying statement of operations for the year ended September 30, 2010.

Recent Accounting Pronouncements:

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after December 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

2.      Going Concern:

The Company has incurred losses since inception and requires additional funds for future operating activities. The Company commenced its selling activity in November 2008 and has not yet reached a level of revenue sufficient to fund its operating activities.  These factors create an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern.

In response to these financial difficulties, management is continuing to pursue financing from various sources, including private placements from investors and institutions. In addition, the Company has introduced an expanded product line and has had positive response to the product from a number of large potential customers. Management believes these efforts will contribute toward funding the Company’s activities until sufficient revenue can be earned from future operations. Management believes these combined efforts, if successful, will be sufficient to meet its working capital needs and its currently anticipated expenditure levels for the next year.

The Company’s ability to meet its cash requirements in the next year is dependent upon obtaining this financing and achieving an improved sales level. If this is not achieved, the Company may be unable to obtain sufficient cash flow to fund its operations and obligations, and therefore, may be unable to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, and accordingly, do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor do they include adjustments to the amounts and classification of liabilities that might be necessary should the Company be unable to continue operations or be required to sell its assets.

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3.      Concentrations of Credit Risk:

The Company maintains cash balances at Wells Fargo Bank NA.  On September 30, 2010, deposits not to exceed $250,000 were insured by the Federal Deposit Insurance Corporation.  On December 31, 2010, non-interest bearing deposits became fully insured by the Federal Deposit Insurance Corporation due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Interest bearing deposits not to exceed $250,000 at September 30, 2011 for each institution were insured by the Federal Deposit Insurance Corporation. At September 30, 2011 and 2010, the Company’s deposits were fully insured.

              As of September 30, 2010, the Company’s accounts receivable were with one customer.  The Company performs ongoing credit evaluations of its customers.

4.      Prepaid Expenses and Other Current Assets:

5.      Property and Equipment, Net:

Property and equipment consists of the following:

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6.       Intangible Assets:

The Company’s intangible assets relate to the Company’s patent and intellectual property.  These assets are amortized over the remaining life of the original patent, which is 10.25 years as of September 30, 2011.  At September 30, 2011 and 2010 the net carrying value was calculated as follows:

The scheduled amortization to be recognized over the next five years is as follows:

The Company tested the intangible assets for impairment by comparing their respective carrying values to estimates of the sum of the undiscounted future net cash flows expected to result from the assets, and it was determined that the assets were not impaired at September 30, 2011 and 2010. In estimating the future net cash flows, the Company projected that it will successfully launch its new product line by fall of 2012. The Company’s estimate of the carrying value of the intangible assets could be materially revised within the next year.

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7.      Notes Receivable – Officer:

               Notes Receivable-Officer consists of the following notes from the Company’s President, David Dolezal:

	September 30,
	2011	2010
2% unsecured note receivable with
principal and interest due on
February 28, 2021	$70,600	$43,200

2% unsecured note receivable with
principal and interest due on
May 7, 2015	41,016	20,916

2% unsecured note receivable with
principal and interest due on
February 28, 2021	29,000	-
	140,616	64,116
Accrued interest receivable	3,687	578
	$144,303	$64,694

Note receivables are for periodic cash advances made to Mr. Dolezal. See Subsequent Events Footnote 20 for more details.

8.       Accrued Liabilities:

Accrued liabilities consist of the following:

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9.       Convertible Notes Payable:

Convertible notes payable consist of the following:

    Convertible notes payable include one note of $50,000 which was in default as of September 30, 2011.  See Commitments and Contingencies Footnote 17, Litigation, for further information.

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10.           Convertible Notes Payable To Related Parties:

Convertible notes payable consist of the following:

             Convertible notes payable to related parties include one note of $50,000 which was in default as of September 30, 2011.  See Commitments and contingencies Footnote 17, Litigation, for further information.

             The future minimum payment of the $145,000 note payable to related party for each of the following years and in the aggregate:
                                                                                                                        Year ending September 30,       Amount

2012                                      $     -
2013                                    145,000

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11.    Notes Payable to Related Parties:
Notes payable to related parties consists of the following:

(1)	See Related Party Footnote 15 for additional information.

             Notes payable to related parties include one note of $25,000 which was in default as of September 30, 2011.  See Commitments and contingencies Footnote 17, Litigation, for further information.

12.  Notes Payable to officer:

Notes payable to stockholders consists of the following:

13.   Settlement Income:

On September 8, 2010, the Company’s former Chief Executive Officer filed a breach of contract suit against the Company and the Company subsequently filed a countersuit.  On August 24, 2011 a settlement was reached, which resulted in the Company recognizing settlement income of $211,578.

As further explained in Stockholder’s Deficit Footnote 18 Common Stock item (3) the Company settled disputes with BestMed and Hi-Star Supplies, Inc. by issuing a total of 500,000 shares of the Company’s Class A Common stock resulting in settlement expense totaling $125,000.

During the year ended September 30, 2010 the Company settled litigation against Advertising, Inc. dba Mercury Media, Mercury Media Holding Corporation, RMG Marketing, Inc. and Advanced Results Marketing, Inc. regarding costs associated with producing and communication advertising which resulted in the Company recognizing settlement income of $567,111.

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14.  Bad Debt Expense:

Bad debt expense of $218,646 represents a charge for amounts due from a former distributor for reimbursement of slotting and co-operative advertising cost.  On May 1, 2012 the Company reached a settlement and the amount is not considered collectable under the terms of the settlement.

15.    Related Party Transactions:

During the year ended September 30, 2011 an entity that has common ownership with the Company converted a note to 4,560,000 shares of the Company’s Class A Common Stock. At the time of conversion the note had a face value of $1,140,000, or the equivalent of $.25 per share. Unamortized debt discount on the note at the time of conversion was $316,510 and was expensed to interest expense at the time of conversion.

As further detailed in Stockholders’ Deficit Footnote 18, Common Stock (4) and Series C Convertible Preferred Stock (1) and (2), the Company has entered into a variety of transactions with Southwest Capital Partners, LLC, who provides strategic direction to the Company.  One of the Principals of the consulting company was elected as a Director of the Company subsequent to September 30, 2011.

    As further detailed in Notes Receivable-Officer, Footnote 7, and Notes Payable to Stockholders, Footnote 10, the Company’s President has Notes Receivable and Payable to and from the Company. In addition, accrued liabilities at September 30, 2011 and 2010 include accrued payroll due to Officers of $44,670 and $205,448, respectively.

    On April 20, 2011 as detailed in Stockholders’ Deficit Footnote 18, Options a Vice President and Chief Marketing Officer received options to purchase 550,000 of the Company’s Class A Common Stock. The Officer forfeited previously issued stock as noted in the Stockholders’ Deficit Footnote 18, Common Stock (2) and forfeited accrued salary of $144,462.  On April 29, 2011 the Officer received 111,826 shares of the Company’s Class A Common stock for a convertible note payable of $25,000 plus accrued interest of $1,728.

   On September 8, 2010 as detailed in Settlement Income Footnote 12, the Company reached a settlement on litigation with a former CEO and current shareholder of the Company.

   As detailed in the Subsequent Events Footnote 20 and Notes Payable – Related Parties Footnote 11, the Company had two notes payable at September 30, 2011 and 2010 totaling $75,000 to the parents of the Company’s former CEO and current shareholder.

   The Company has a consultant serving as the Director of Sales and Distribution and a key member of the Company’s strategic management team.  Transactions with the consultant for the years ended September 30, 2011 and 2010 are detailed in Stockholder’s Deficit Footnote 18 Common Stock (7), Series B Convertible Preferred Stock (1), Stock Options.  In addition, during the year ended September 30, 2011 the consultant converted a $10,000 note payable to 40,000 shares of the Company’s Class A Common Stock and loaned the Company $5,000 on March 6, 2012. On October 28, 2011 entered into an amended consulting contract with the consultant that provides for monthly payments of $5,000 and granting 400,000 stock options, vesting equally and quarterly over one year, to purchase the Company’s Class A Voting Common Stock at $.25 per share exercisable over 5 years.

        The Company entered into an employment contract with its Executive Chairman on May 26, 2010 with a 36 month term and annual compensation of $250,000 plus benefits.  The contract was superseded by a new agreement on July 22, 2011 for the services as the Executive Chairman, Chief Executive Officer and President of the Company with a new 36 month term and annual compensation of $190,000 per year.  As noted in the Subsequent Events Footnote 20, the July 22, 2011 was superseded by a December 1, 2011 agreement.

 On April 9, 2010, the Company entered into an employment agreement for a Chief Marketing Officer and Vice President of the Company.  The term of the agreement was from June 9, 2010 through April 30, 2011.  The agreement provided for an annual salary of $170,000 per year plus benefits and the issuance of 450,000 share of the Company’s Class A Voting-Common shares. As further detailed in the Stockholder’s Deficit Footnote 18, Common Stock (2) the agreement was terminated and the stock was forfeited and returned to the Company.

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16.      Income Taxes:

The Company’s provision for income tax (benefit) expense from operations consist of the following:

For the years ended September 30, 2011and 2010, the effective tax rate differs from the federal statutory rate primarily due to state income taxes, permanent differences, and the change in the valuation allowance as follows:

As of September 30, 2011 the Company has a net operating loss carryforward in the approximate amount of $5,570,000.  Of the net operating loss carryforward, $908,000 is available to offset future federal and state taxable income through September 30, 2029 and September 30, 2014, respectively, $2,705,000 is available to offset future federal and state taxable income through September 30, 2030 and September 30, 2015, respectively, and $1,957,000 is available to offset future federal and state taxable income through September 30, 2031 and September 30, 2016, respectively.  The net operating losses would result in a deferred tax asset of approximately $2,152,000 as of September 30, 2011, which amount has been fully reserved through a valuation allowance.

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17.       Commitments and Contingencies:

Leases:

The Company leases office space under an operating lease obligation expiring in 2014.  The operating lease agreement allowed for a three month abatement period and a fluctuating minimum monthly rent.  Rent expense under the operating lease was $111,618 and $89,395 for the years ended September 30, 2011and 2010, respectively.

As of September 30, 2011 the Company was in default under the terms of the aforementioned lease and was $99,124 in arrears.  Subsequent to September 30, 2011, the Company entered into a settlement agreement with the landlord (See Subsequent Events Footnote 20), which among other conditions, modified the expiration date to May 31, 2012.  Minimum future rental payments under this non-cancelable operating lease agreement as of September 30, 2011 total $71,132 under the modified term, which is due in the year ended September 30, 2012 and does not include amounts in arrears for past payments.

Indemnification:

The Company has agreed to indemnify its officers and director for certain events or occurrences that may arise as a result of the officers or director serving in such capacity.  The term of the indemnification period is for the officer’s or director’s lifetime.  The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, distributors, customers, landlords, lenders and lessors.  Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.

The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements.  As a result, the Company believes the estimated fair value of these agreements is minimal.  Accordingly, the Company has no liabilities recorded for these agreements as of September 30, 2011 or 2010.

Equity Agreements:

The Company has entered into three equity related agreements that commit to future issuance of equity securities under certain contract conditions. An agreement with Southwest Capital Partners, LP is detailed in Stockholder’s Deficit Footnote 18 Common Stock (4). An agreement with Stockbridge Enterprises, LLC is detailed in Stockholder’s Deficit Footnote 18 Warrants (1). An agreement with one employee and three consultants               is detailed in Stockholders’ Deficit Footnote 18 Stock Options.

Litigation:

As further described in the Subsequent Events Footnote, the Company was named as a Defendant on December 27, 2011 and November 7, 2011 in two separate actions alleging default on notes payable of $75,000 and $50,000 plus accrued interest, respectively.  The suits also seek legal fees.  The notes and accrued interest are included in the Company’s liabilities as of September 30, 2011 and 2010.  No accrual for attorney’s fees has been made relating to this litigation as of September 30, 2011 or 2010.

Warranties:

The Company sells the majority of its products through major distributors.  The Company warrants to the distributors that the product will be free from defects in material and workmanship.  The Company has determined its product warranty to be immaterial at September 30, 2011 and 2010.  The likelihood that the Company’s estimate of the accrued product warranty claims will materially change in the near term is considered remote.

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18.       Stockholders’ Deficit:

On February 18, 2010 the Company entered into an Agreement and Plan of Merger merging AirWare, Inc., an Arizona corporation, with and into, AirWare International Corp., a Nevada corporation.  Per the terms of the Agreement and Plan of Merger, AirWare International Corp., was the surviving corporation.  Each share issued or issuable in AirWare, Inc. was immediately converted or became an equivalent option to acquire the same number of shares in AirWare International Corp.  Per the By-laws of AirWare International, Corp., it has authorized a total of one hundred twenty-five million (125,000,000) shares of capital stock, consisting of: (a) Eighty million (80,000,000) shares of Class A voting Common Stock, par value of $.001 per share; (b) Twenty Million (20,000,000) shares of Class B non-voting Common Stock, par value of $.001 per share; and (c) Twenty-five million (25,000,000) shares of Preferred Stock, par value of $.001 per share. AirWare International, Corp. changed its name to AirWare Holding, Inc. on July 1, 2010.

Common Stock:

The Company has authorized 80,000,000 shares of $.001 par value Class A common stock. Each share of common stock held is entitled to one vote on all matters submitted to a vote of the stockholders.

	Number of
	Shares of	Cash Price	Value
	Common	Per Share	Assigned
	Stock	Received	Per Share
Balance at October 1, 2010	7,100,000
Issuance of Common Stock and warrants for cash (1)	2,000,000	$0.25
Stock based compensation expense (2)	1,200,000		$0.25
Exchange of shares for litigation settlements (3)	500,000		$0.25
Exchange of shares for services (4)	666,666		$0.25
Balance at September 30, 2010	11,466,666
Issuance of Common Stock and warrants for cash (8)	1,814,000	$0.25
Exchange of shares for interest expense (9)	67,890		$0.25
Stock based compensation expense (5)	10,000		$0.25
Shares issued for conversion of notes payable (6)	7,372,466		$0.25
Stock forfeited by former employee (2)	(450,000)		$0.25
Common Stock exchanged for Preferred Stock (4)	(666,666)		$0.25
Exchange of shares for services (7)	280,000		$0.25
Balance at September 30, 2011	19,894,356

(1)
On May 18, 2010 the Company sold 1,000,000 units (the “Units”) in a private placement transaction to a private investor. Subsequent to the transaction and under the terms of the transaction an additional 1,000,000 shares were issued, which resulted in an effective price of $0.25 per Unit or $500,000 in total.  Each Unit was composed of one share of the Company’s Class A Common Stock and one Class A Common Stock purchase warrant that is exercisable for a three-year term to purchase Class A Common Stock at a price of $0.75 per share.

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(2)
On December 8, 2009 and May 26, 2010 the Company issued 100,000 and 650,000 shares of Class A Common Stock to its former Vice and Chief Marketing Officer for services through a restricted stock award agreement.

On June 10, 2010 the Company issued 450,000 restricted shares of Class A Common Stock to its former Vice President and Chief Marketing Officer, which vested immediately, as part of an employment agreement.  Subsequently, in February 2011 the stock was forfeited and returned to the Company as a condition of the employment agreement.

(3)
 On January 8, 2010 the Company filed a lawsuit against H-Star Supplies, Inc. alleging breach of contract among other items.  Subsequently, H-Star Supplies, Inc. filed a counter claim against the Company.  On March 23, 2012 the Company settled the lawsuit and issued 200,000 shares of Class A Common Stock as consideration thereof.

On May 1, 2012 the Company settled a dispute with its former distributor, BestMed that alleged amounts owing to BestMed.  The Company issued 300,000 shares of Class A Common Stock as consideration thereof.

(4)
On October 7, 2009 the Company entered into a consulting agreement with Southwest Capital Partners, LP (“Southwest”) to provide strategic and advisory and business planning services.  Among other consideration, Southwest was to receive warrants to purchase Class A Common Stock.  On May 12, 2010 the Company alleged a breach of contract and did not issue the warrants.  Southwest claimed that the Company did not fulfill the terms of the agreement. On September 23, 2010 the Company reached a settlement with Southwest and issued 666,666 of Class A Common Stock shares for such settlement.  On October 22, 2010 the Company entered into a consulting agreement with Southwest that provided for the payment of a monthly retainer of a minimum of $5,000 and the monthly issuance of 25,000 warrants to purchase shares of Class A Common Stock with an exercise price of $.25 per share.  As of August 23, 2011 the Company was in arrears on payments and warrants to be issued under the agreement.  Consequently, in settlement the Company renewed the consulting contract and settled the arrearages for 433,333 of Series C Preferred Stock, and agreed to cancel the previous 666,666 shares of Class A Common Stock and re-issue the stock as Series C Preferred Stock. In addition as a provision of the August 23, 2011 agreement, the Company agreed to issue 25,000 shares of Series C Convertible Preferred Stock with an exercise price of $.25 per share each month for up to 12 months unless the agreement is otherwise terminated with 30 days’ notice.

(5)	The Company issued 10,000 shares of restricted Class A Common Stock to a former employee under the terms of an employment agreement.

(6)
The Company issued 7,372,466 shares under convertible note payable agreements, including principal of $1,808,402 accrued interest of $61,688. A note payable conversion inducement expense of $439,991 was charged to other expense with an offset to additional paid-in capital in conjunction with the conversions resulting from a reduction in the original conversion price per share.

(7)
In July, 2008 the Company entered into a restricted stock award agreement with a consultant. The agreement provided that the company issue shares of the Company’s Class A Common Stock based on a formula, with vesting over a five-year period.  The Company entered into a new agreement on October 28, 2011 and accelerated the vesting and restricted stock award as of July 1, 2011. In consideration the Company issued 280,000 shares of Common Stock to the Consultant.

(8)
During April and May, 2011 Company sold 1,200,000 units (the “Units) under an April 26, 2011 Private Placement Memorandum at a price of $.25 per Unit.  Each Unit was composed of one share of the Company’s Class A Voting Common Stock and two common stock purchase warrants for purchases of at least 800,000 Units, one common stock purchase warrant for purchases of at least 400,000 Units but less than 800,000 units and one-half of a common stock purchase warrant for purchases of less than 400,000 Units.  Each warrant is exercisable for 3 years from date of issue to purchase one share of Class A Voting Common stock at $.50 per share

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(9)	On April 21, 2011 the company issued 67,890 for $16,972 of interest expense that was inadvertently missed as payment of interest due on previously converted convertible notes.

Non-voting Common Stock:

The Company has authorized 20,000,000 shares of $.001 par value Class B non-voting common stock to be issued, with all such rights, preferences, privileges, and restrictions as the Class A common stock, with the exception of voting rights.
	Number of
	Shares of	Value
	Common	Assigned
	Stock	Per Share
Balance at October 1, 2010	659,764
Stock-based compensation expense (1)	80,000	$0.25
Exchange of shares for services (2)	8,310	$0.25
Shares issued for conversion of notes payable (3)	103,381	$1.50-$3.50
Balance at September 30, 2010	851,455
Exchange of shares for service expenses (2)	602,882	$0.25
Balance at September 30, 2011	1,454,337

(1) The Company issued a total of 80,000 shares of Non-Voting Common Stock to three former employees and one related party consultant as part of their compensation.

        (2)  The Company issued shares of Non-Voting Common Stock primarily in exchange for marketing services.

(3) The Company issued 103,381 shares of Non-Voting Common Stock upon conversion of convertible notes payable, including principal of $166,500 and no accrued interest.

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Series A Convertible Preferred Stock:

The Company has authorized 1,000,000 shares of $.001 par value Series A Convertible Preferred Stock “Preferred A” to be issued.  Preferred A shareholders shall vote together with the Class A Common shareholders as a single class, with each share of Preferred A stock entitled to the number of votes equal to the whole number of shares of the Company into which the shareholder’s total number of preferred shares are convertible multiplied by 10.  Each Preferred A share is convertible into one share of Class A Common Stock at a price of $.25 per share.  If converted, the Preferred A shares shall be converted into such number of common shares as is obtained by dividing the total value of the shares of preferred shares, together with all accrued but unpaid dividends thereon, by the conversion price.  Preferred A shareholders have preference to dividends and liquidation rights over common stock shareholders. Payment of dividends will be pari passu with any other series of preferred stock. Dividends declared are cumulative. Preferred A shareholders shall have a preference in distribution of the Company’s property available for distribution to common shareholders equal to $.25 per preferred share plus an amount equal to all unpaid dividends thereon. The Preferred A shares may be redeemed at the option of the Company at 110% and 115% of their purchase price on or before the first and second anniversary of the date of issuance, respectively.

	Number of
	Shares of	Cash Price	Value
	Common	Per Share	Assigned
	Stock	Received	Per Share
Balance at October 1, 2010	-
Issuance of Preferred Stock for cash (1)	240,000	$0.25
Balance at September 30, 2010	240,000
Issuance of Preferred Stock for cash (1)	170,000	$0.25
Exchange of shares for interest expense (2)	549		$0.25
Balance at September 30, 2011	410,549

(1)
 The Company, for $.25 per share, issued 240,000 and 170,000 Series A Convertible Preferred shares during the fiscal years ended September 30, 2010 and 2011, respectively.  The Company’s former Chief Marketing Officer purchased 40,000 and 80,000 shares during the years ended September 30, 2011 and 2010, respectively.

(2)	The Company issued 549 Series A Convertible Preferred Shares to its former Chief Marketing Officer in exchange for interest due to its former Chief Marketing Officer on a convertible note payable.

Series B Convertible Preferred Stock:

The Company has authorized 8,000,000 shares of $.001 par value Series B Convertible Preferred Stock “Preferred B” to be issued.  Preferred B shareholders shall vote together with the Class A common shareholder as a single class, with each share of Preferred B stock held entitled to the number of votes equal to the whole number of shares of the Company into which the shareholder’s total number of Preferred B shares are convertible.  Each Preferred B share is convertible into one share of Class A common stock at a price of $.25 per share.  If converted, the Preferred B shares shall be converted into such number of common shares as is obtained by dividing the total value of the shares of preferred shares, together with all accrued but unpaid dividends thereon, by the conversion price. Preferred B shareholders have preference to dividends and liquidation rights over common stock shareholders. Payment of dividends will be pari passu with any other series of preferred stock. Dividends declared are cumulative. Preferred B shareholders shall have a preference in distribution of the Company’s property available for distribution to common shareholders equal to $.25 per preferred share plus an amount equal to all unpaid dividends thereon. The Preferred B shares may be redeemed at the option of the Company at 110% and 115% of their purchase price on or before the first and second anniversary of the date of issuance, respectively.

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	Number of
	Shares of	Value
	Common	Assigned
	Stock	Per Share
Balance at September 30, 2010	-
Shares issued for conversion of notes payable (1)	40,000	$0.25
Balance at September 30, 2011	40,000

(1)
The Company issued 40,000 shares of Series B Convertible Preferred Stock upon conversion of a convertible note with a consultant serving as the Company’s Director of Sales and Distribution.  On October 27, 2011 the 40,000 shares of Series B Convertible Preferred Stock were converted to 40,000 shares of Class

 A Common Stock.

Series C Convertible Preferred Stock

The Company has authorized 1,500,000 shares of $.001 par value Series C Convertible Preferred Stock “Preferred C” to be issued.  Preferred C shareholders shall vote together with the Class A common shareholder as a single class, with each share of Preferred C stock held is entitled to the number of votes equal to the whole number of shares of the Company into which the shareholder’s total number of preferred shares are convertible multiplied by 10.  Each Preferred C share is convertible into one share of Class A common stock at a price of $.25 per share.  If converted, the Preferred C shares shall be converted into such number of common shares as is obtained by dividing the total value of the shares of preferred shares, together with all accrued but unpaid dividends thereon, by the conversion price.  Preferred C shareholders have preference to dividends and liquidation rights over common stock shareholders. Payment of dividends will be pari passu with any other series of preferred stock. Dividends declared are cumulative. Preferred C shareholders shall have a preference in distribution of the Company’s property available for distribution to common shareholders equal to $.25 per preferred share plus an amount equal to all unpaid dividends thereon. The Preferred C shares may be redeemed at the option of the Company at 110% and 115% of their purchase price on or before the first and second anniversary of the date of issuance, respectively.

	Number of
	Shares of	Value
	Common	Assigned
	Stock	Per Share
Balance at September 30, 2010	-
Common Stock exchanged for Preferred Stock (1)	666,666	$0.25
Exchange of shares for service expenses (2)	465,592	$0.25
Balance at September 30, 2011	1,132,258

(1)
 As further explained in (4) under Class A Common Stock, the Company entered into a series of consulting agreements and settlements with Southwest Capital Partners that resulted in the issuance of 666,666 shares of Class A Common Stock that under the terms of the agreements and settlements the common stock was converted to Series C Convertible Preferred Stock.

(2)
As further explained in (4) under Class A Common Stock above, the Company entered into a consulting agreement with Southwest Capital Partners to settle payments in arrears on a prior contract and to continue with consulting services in exchange for Series C Convertible Preferred Stock.

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Series D Convertible Preferred Stock: The Company has authorized 10,000,000 shares of $.001 par value Series D Convertible Preferred Stock “Preferred D” to be issued.  Preferred D shareholders shall vote together with the Class A common shareholder as a single class, with each share of Preferred D stock held is entitled to the number of votes equal to the whole number of shares of the Company into which the shareholder’s total number of preferred shares are convertible multiplied by 10.  Each Preferred D share is convertible into one share of Class A common stock at a price of $.25 per share.  If converted, the Preferred D shares shall be converted into such number of common shares as is obtained by dividing the total value of the shares of preferred shares, together with all accrued but unpaid dividends thereon, by the conversion price. Preferred D shareholders have preference to dividends and liquidation rights over common stock shareholders. Payment of dividends will be pari passu with any other series of preferred stock. Dividends declared are cumulative. Preferred D shareholders shall have a preference in distribution of the Company’s property available for distribution to common shareholders equal to $.25 per preferred share plus an amount equal to all unpaid dividends thereon. The Preferred D shares may be redeemed at the option of the Company at 110% and 115% of their purchase price on or before the first and second anniversary of the date of issuance, respectively.

As of September 30, 2011 no Series D Convertible Preferred Stock has been issued. See Subsequent Events Footnote 20 for events concerning the Company’s preferred stock.

As of September 30, 2011 and 2010, the Company has not declared dividends on any of its classes of stock.

Warrants:

The Company had the following warrants outstanding at September 30, 2011 and 2010, respectively.

	Number of	Number of
	Shares	Shares
	Class A	Preferred
	Common	Series D
	Issuable Upon	Issuable Upon	Exercise
	Exercise of	Exercise of	Price of	Date	Expiration
Name of Warrants	Warrant	Warrant	Warrants	Issued	Date
Balance of Warrant at September 30, 2009	-	-
Stockbridge issued as part of convertible agreement (1)	2,000,000	-	$0.25	12/14/2009	12/13/2014
Leinweber issued under a Unit Purchase Agreement (2)	1,000,000	-	$0.75	5/18/2010	5/17/2013
Balance of Warrants at September 30, 2010	3,000,000	-
Stockbridge issued as part of convertible debt modification (1)	500,000	-	$0.25	10/26/2010	10/25/2015
Issued under a Private Placement Memorandum (3)	500,000	-	$0.50	4/26/2011	4/25/2014
Issued under a Private Placement Memorandum (3)	100,000	-	$0.50	4/27/2011	4/26/2014
Issued under a Private Placement Memorandum (3)	50,000	-	$0.50	4/28/2011	4/27/2014
Issued under a Private Placement Memorandum (3)	400,000	-	$0.50	5/03/2011	5/02/2014
Issued as part of convertible debt modification (1)	-	1,000,000	$0.25	8/30/2011	8/29/2016
Issued as part of convertible debt modification (1)	-	1,000,000	$0.25	8/31/2011	8/29/2016
Issued under a consultant agreement settlement (4)	40,000	-	$0.50	4/30/2012	4/29/2015
Issued under terms of a Unit Purchase Agreement (2)	70,000	-	$0.75	5/18/2010	5/17/2013
Balance of Warrants at September 30, 2011	4,660,000	2,000,000

(1)  On December 14, 2009 the Company entered into a Securities Purchase Agreement (Agreement) with Stockbridge Enterprises to purchase a $500,000 convertible secured bridge note.  As a provision within the agreement, the Company issued 2,000,000 warrants for the purchase of the Company’s Class A Common Stock.   An additional 2,000,000 warrants for the purchase of the Company’s Class A Common Stock were to be issued in various quantities at the conclusion of  9, 12 and 15 months after the issuance date of the warrant, but only in the event that all outstanding principal and accrued interest on the debt had not been paid in full at maturity.

On October 26, 2010 the Company entered into an allonge to the secured convertible bridge note to extend the due date through September 30, 2011.  The Company issued 500,000 warrants for the purchase of the Company’s Class A Common Stock under terms of the allonge.

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On August 30, 2011 the Company entered into an allonge to the secured convertible bridge note to extend the due date through September 30, 2012.   The Company issued 1,000,000 warrants for the purchase of the Company’s Series D Convertible Preferred Stock, which immediately vested and agreed to issue an additional 1,000,000 warrants that would vest at the rate of 83,333 warrants per month through August 30, 2012.

(2)  On May 18, 2010 the Company sold 1,000,000 units (“Unit”) in a private placement transaction to a private investor.  Each Unit was composed of one share of the Company’s Class A Common Stock and one Class A Common Stock purchase warrant at a price of twenty-five cents ($0.25) per Unit, or Five Hundred Thousand Dollars ($500,000) in total.  The private placement agreement provided for an additional 70,000 warrants to be issued in the event the terms of the Stockbridge warrants noted in (1) were to be modified. The Stockbridge allonge on August 30, 2011 modified the terms.  As a consequence the Company issued the additional 70,000 warrants.

(3)  During April and May, 2011 the Company sold a total of 1,200,000 Units in private placement transactions to four private investors.   Each Unit was composed of one share of its Class A Common Stock and two warrants for purchases of over 800,000 Units, one for purchases over 400,000 Units but less than 800,000 Units and one–half a warrant for purchases under 400,000 Units.

(4)  On April 30, 2012, the Company settled a disputed amount due to a consultant for services performed during the year ended September 30, 2011. As a result of the settlement the Company agreed to issue the consultant 40,000 warrants to purchase the Company’s Class A Voting Common Stock.

Stock Options:

On April 20, 2011 the Company reserved 1,550,000 shares of its Class A Common Stock for the granting of 550,000 stock options to a former officer of the Company and 500,000 each to two former Senior Advisory Board Members of the Corporation.  These options vested immediately and are exercisable at $.25 per share of Class A common stock over a ten year term.

On August 10, 2011 the Company reserved 1,400,000 shares of its Class A Common Stock for the granting of 1,400,000 stock options to a current employee and three consultants to the Company.  The option grant was effective as of July 19, 2011 with the options vesting over one year in quarterly increments commencing on October 17, 2011 and continuing each quarter from that date forward.  These options are exercisable at $.25 per share of Class A common stock over a ten year term.

 On April 30, 2012, the Company settled a disputed amount due to a consultant for services performed during the year ended September 30, 2011. As a result of the settlement the company agreed to issue the consultant 52,844 options to purchase the Company’s Class A Voting Common Stock. The options are exercisable at $.25 per share over a ten year term.

The Company determines the fair value of stock options issued on the date of grant using the Black-Scholes   option-pricing model. The following assumptions were used for determining the fair value of the options granted during the year ended September 30, 2011:

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Expected stock price volatility (1):
April 20, 2011 Options	21.72%
July 19, 2011 Options	21.53%
April 30, 2012 Options	21.53%

Expected dividend yield (2)	0.00%

Risk-free interest rate (3):
April 20, 2011 Options	2.14%
July 19, 2011 Options	1.45%
April 30, 2012 Options	.82%

Expected Option life (4):
April 20, 2011 Options	5.00 years
July 19, 2011 Options	5.31 years
April 30, 2012 Options	5.00 years

(1)	The expected volatility is based on the historical volatility of the Dow Jones Index for small cap medical supply companies over expected term of the option.

(2)	The dividend rate that will be paid out on the underlying shares during the expected term of the options.
         The Company has not paid dividends on its common stock and currently has no plans to do so in the future; as such the dividend rate will be zero percent.

(3)	The risk free interest rate is equal to the rate available on United States Treasury Note as of the grant date of the option with a remaining term equal to the expected term.

(4)	The period of time for which the option is expected to be outstanding was calculated using the total of the vesting term and the original contractual term for the option with the sum divided by two to determine the expected term of the option. The fair value of options granted during fiscal 2011 was $.06 for the April 20, 2011 options and the July 19, 2011 options and $.05 for the April 30, 2012 options.

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Following is a summary of stock option transactions for the fiscal years ended September 30, 2011:

             It is the Company’s policy to reserve shares for options granted at the time of the grant. The Company reserves shares from its authorized but unissued shares available.

             The total fair value of shared vested during the year ended September 30, 2011 was $95,600. The weighted-average grant-date fair value of the options granted during the year ended September 30, 2011 and those vested and nonvested as of September 30, 2011 was $.06.

As of September 30, 2011 there was $52,500 of total unrecognized pre-tax compensation and consulting costs related to unvested stock options. These costs are expected to be recognized during the year ended September 30, 2012.

19.       Significant Customer:

The Company generally generates sales through a limited number of large distributors.  The Company invoices the distributors directly as opposed to the ultimate retail store. For the years ended September 30, 2011 and 2010 substantially all of the Company’s sales were to a single distributor. See Subsequent Events Footnote 20 for additional information.

20.       Subsequent events:

       On March 20, 2012 the Company entered into a share exchange agreement with Crown Dynamics Corp. to exchange 43,688,272 of the issued and outstanding shares of common and preferred stock of the Company for 21,844,136 newly issued shares of common stock of Crown Dynamics Corp. and to exchange 1,720,000 Class A and B Warrants for 860,000 Class A and Class B Warrants of Crown Dynamics Corp. and to exchange 2,225,000 Options to purchase the Company’s common shares, at $.25 per share, for 1,112,500 Options to purchase common stock at $.50 per share, of Crown Dynamics Corp. Upon completion of the transaction, the Board of Directors of the Company will be the Board of Directors of Crown Dynamics Corp. and the President of the Company will become the President of Crown Dynamic Corp. Crown Dynamics Corp. is currently traded as a public company on the over the counter market.

      On March 20, 2012 the Company borrowed $100,000 in exchange for an unsecured 8% convertible note payable with a due date of March 19, 2014. The note is convertible to the Company’s Class A Voting Common Stock at $.25 per share. Interest payments are due annually.

Page - 30

On March 14, 2012 the Company entered into a Premises Vacation Agreement to settle rents in arrears and to cancel the lease for its office space on 9590 E. Ironwood Square Drive, Scottsdale, Arizona as of May 31, 2012. The total amount in arrears as of the vacation date is estimated to be $130,257.  As security for payment of the amount in arrears the Company pledged office furniture with a depreciated value of approximately $64,000. Subsequent to execution of the agreement, office furniture was released as a condition to the agreement.

               On May 8, 2012 the Company received a Note Receivable from its Chief Executive Officer, Mr. Rassas for $21,522 in exchange for periodic cash advances made to Mr. Rassas from December, 2011 through March, 2012.  The note is due on May 7, 2015 with interest accrued at 2% per annum. Subsequent to receipt of the note, the Note Receivable was deducted from accrued payroll due to the Officer; thus, repaying the Note Receivable in full.

       On May 8, 2012 the Company received a Note Receivable from its President, Mr. Dolezal for $131,202 in exchange for periodic cash advances made to Mr. Dolezal from December, 2009 through March, 2012.  The note is due on May 7, 2015 with interest accrued at 2% per annum. Accrued interest included in the note on May 8, 2012 of $2,973 is included in the note receivable balance of $131,201. The portion of the note and accrued interest receivable that reflects advances made as of September 30, 2011 and 2010 have been reflected as notes receivable on the Company’s Balance Sheets as of those dates of $41,016 and $20,916, respectively.  Subsequent to receipt of the note, the Note Receivable was deducted against a note payable to the Officer; thus, repaying the Note Receivable in full.

       On December 22, 2011 AirWare Holdings, Inc. entered into a distribution agreement that provides for the issuance of common stock warrants, with an expiration date of 3 years, for the purchase of the Company’s common stock in an amount equal to 15% of the total products purchased by the distributor from the Company at the invoice price against the previous year’s purchases of paid invoices.  The warrant price will be equal to the closing price of Crown Dynamics Corp.’s stock price at the anniversary date of the agreement.

       On December 27, 2011 the Company was named as a Defendant in a lawsuit alleging a default on two notes payable totaling $75,000 plus accrued interest.  The note and accrued interest are reflected in the Company’s Balance Sheet as of September 30, 2011 and 2010.  The Company is working towards settling this litigation.

On December 8, 2011 the Company entered into an allonge to a convertible secured bridge note with Stockbridge Enterprises, L.P. (Stockbridge) to reduce the exercise price of all of the Company’s warrants held by Stockbridge from $.25 per share to $.05 per share.  At September 30, 2011 Stockbridge held 2,500,000 warrants for the purchase of the Company’s Class A Common Stock and 1,083,333 for the purchase of the Company’s Series D Convertible Preferred Stock. As a condition of the allonge, the Company also issued an additional 2,000,000 warrants for the purchase of the Company’s Series D Preferred Stock exercisable at $.05 per share for a term of 5 years.  Through March 20, 2012 Stockbridge had accumulated 6,500,000 total warrants for common and preferred stock. Stockbridge exercised their warrants in full subsequent to September 30, 2011 for a total consideration of $325,000.

On December 1, 2011 the Company entered into employment agreements with its Chief Executive Officer Jeffrey Rassas and its President David Dolezal with annual compensation of $150,000 each.  In addition, the agreements provided for options to purchase the Company’s Class A Common Stock for $0.05 per share exercisable over a ten year period.  Mr. Rassas and Mr. Dolezal total options under the agreement were 4,585,122 and 9,170,244, respectively. The options were to vest at 25% immediately on December 1, 2011 and 25% per each subsequent three month period thereafter.  On March 19, 2012 the Company terminated the aforementioned employment agreements, while leaving the annual compensation in place, and replaced the above noted options with the immediate issuance of Class A Common Stock of 4,585,122 shares and 9,170,244 shares to Mr. Rassas and Mr. Dolezal. The Company has valued the stock issued at $.25 per share for a total value of $1,146,281 and $2,292,561 for Mr. Rassas and Mr. Dolezal, respectively. The Company recognized $682,084 of Mr. Dolezal’s total stock award of $2,292,561 as compensation for services for the year ended September 30, 2011.

Page - 31

On November 7, 2011 the Company was named as a Defendant in a lawsuit alleging a default on a note payable of $50,000 plus accrued interest.  The note and accrued interest are reflected in the Company’s Balance Sheet as of September 30, 2011 and 2010.  The Company is working towards settling the litigation.

Subsequent to September 30, 2011, under the terms of a consulting agreement with Southwest Capital Partners the Company issued 150,000 of the Company’s Series C Convertible Preferred Stock.

Subsequent to September 30, 2011 the Company issued 20,000 shares of the Company’s Class A Common Stock and 20,000 shares of Class B Non-Voting Common Stock for $.25 per share for a total of $10,000. An additional 69,490 shares of the Company’s Class A Common stock were issued for services. 104,667 of the
Company’s Class A stock was issued for the conversion of a $25,000 note plus accrued interest.

Subsequent to September 30, 2011 the Company became in default on a convertible note payable of $10,000.

Management has reviewed subsequent events from September 30, 2011 through June 1, 2012, the date these financial statements were issued.  No material subsequent events were noted other than those listed above.

End Notes To Financial Statements

Page - 32

(2)	Unaudited Financial Statements for the period ended 12/31/2011.

	AIRWARE HOLDINGS, INC.
	BALANCE SHEETS
	AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010
	(Unaudited)

	2011	2010

Assets:
Current assets:
Cash and cash equivalents	$ 8,186	$ 61,972
Accounts receivable	6,814	36,490
Inventory	2,027	15,959
Prepaid expenses and other current assets	5,000	3,500
Total current assets	22,027	117,921
Property and equipment, net	123,679	133,028
Intangible assets, net	351,134	386,058
Deposits	12,303	12,303
Notes receivable, officers	218,344	58,863
Total assets	$ 727,486	$ 708,173

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable	$ 1,115,247	$ 1,134,971
Accrued liabilities	127,193	274,648
Convertible notes payable - current portion	410,000	712,881
Convertible notes payable to related parties - current portion, net of discount	523,480	558,616
Notes payable to related parties - current portion	25,000	85,000
Total current liabilities	2,200,920	2,766,116
Accrued interest to related parties	10,234	-
Convertible notes payable to related parties, less current portion	145,000	-
Notes payable to related parties, less current portion	-	777,854
Notes payable to officer	275,694	-
Total liabilities	2,631,848	3,543,970

Commitments and contingencies
Stockholders' equity (deficit):
Series A Convertible Preferred stock - $0.001 par value, 1,000,000 shares
authorized, 410,549 and 330,549 issued and outstanding	411	331
Series B Convertible Preferred stock - $0.001 par value; 8,000,000 shares
authorized, 0 and 40 ,000shares issued and outstanding	-	40
Series C Convertible Preferred stock $0.001 par value, 1,500,000 shares
authorized, 1,207,258 and 0 shares issued and outstanding	1,207	-
Series D Convertible Preferred stock $0.001 par value; 10,000,000 shares
authorized, 2,600,000 and 0 shares issued and outstanding	2,600	-
Class A Voting Common stock - $0.001 par value; 80,000,000 shares
authorized, 19,998,356 and 12,006,666 shares issued and outstanding	19,998	12,007
Class B Non-voting Common stock - $0.001 par value; 20,000,000 shares
authorized, 1,454,337and 1,021,455 shares issued and outstanding	1,454	1,021
Additional paid-in capital	7,081,813	2,034,010
Accumulated deficit	(9,011,845)	(4,883,206)
Total stockholders' deficit	(1,904,362)	(2,835,797)
Total liabilities and stockholders' equity deficit	$ 727,486	$ 708,173

The accompanying notes are an integral part of these financial statements.

Page - 33

AIRWARE HOLDINGS, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(Unaudited)

	2011	2010

Revenues, net	$ 11,856	$ 16,609
Cost of products sold	7,159	9,151
Gross profit	4,697	7,458

Operating expenses:
General and administrative	1,354,834	237,930
Sales and marketing	21,666	21,712
	1,376,499	259,642
Loss from operations	(1,371,802)	(252,184)
Other income (expense):
Interest income	496	568
Interest expense	(53,440)	(59,716)
Other expense	-	(974)
	(52,943)	(60,122)
Loss before income taxes	(1,424,746)	(312,306)
Income tax expense	-	-
Net loss	$ (1,424,746)	$ (312,306)

Basic and diluted net loss per common voting share	$ (0.07)	$ (0.03)
Basic and diluted weighted average common shares outstanding	19,962,443	11,607,753

Basic and diluted net loss per common non-voting share	$ (0.98)	$ (0.37)
Basic and diluted weighted average common shares outstanding	1,454,337	855,422

The accompanying notes are an integral part of these financial statements.

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AIRWARE HOLDINGS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(Unaudited)

	Class A		Class B		Series A		Series B		Series C		Series D
	Voting		Non-Voting		Convertible		Convertible		Convertible		Convertible
	Common Stock		Common Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Number of		Number of		Number of		Number of		Number of		Number of		Additional
	Shares		Shares		Shares		Shares		Shares		Shares		Paid-in	Accumulated
	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Total
Balance at October 1, 2010	11,466,666	$ 11,467	851,455	$ 851	240,000	$ 240	-	$ -	-	$ -	-	$ -	$ 1,804,714	$ (4,570,902)	(2,753,630)
Issuance of Common Stock for cash	540,000	540	-	-	-	-	-	-	-	-	-	-	134,460	-	135,000
Issuance of Preferred Stock for cash	-	-	-	-	90,000	90	-	-	-	-	-	-	32,370	-	32,500
Stock-based compensation expense	-	-	170,000	170	-	-	-	-	-	-	-	-	42,330	-	42,500
Exchange of Preferred shares for interest expense	-	-	-	-	549	1	-	-	-	-	-	-	137	-	137
Fair value of warrants issued fo rloan modification	-	-	-	-	-	-	-	-	-	-	-	-	20,000	-	20,000
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	-	(312,304)	(312,304)
	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2010	12,006,666	$ 12,007	1,021,455	$ 1,021	330,549	$ 331	40,000	$ 40	-	$ -	-	$ -	$ 2,034,011	$ (4,883,206)	$ (2,835,798)

Balance at October 1, 2011	19,894,356	$ 19,895	1,454,337	$ 1,454	410,549	$ 411	40,000	$ 40	1,132,258	$ 1,132	-	$ -	$ 5,785,414	$ (7,587,100)	$ (1,778,754)
Stock-based compensation expense	44,000	43	-	-	-	-	-	-	75,000	75	-	-	29,631	-	29,749
Shares issued for conversion of notes payable	20,000	20	-	-	-	-	-	-	-	-	-	-	4,980		5,000
Exercise of warrants	-	-	-	-	-	-	-	-	-	-	2,600,000	2,600	127,400	-	130,000
Preferred stock exchanged for Common Stock	40,000	40	-	-	-	-	(40,000)	(40)	-	-	-	-	-	-	-
Fair value of options issued for employee compensation		-	-	-	-	-	-	-	-	-	-	-	1,121,888	-	1,121,888
Fair value of warrants issued for loan modification		-	-	-	-	-	-	-	-	-	-	-	12,500	-	12,500
Net Loss		-	-	-	-	-	-	-	-	-	-	-	-	(1,424,746)	(1,424,746)
Balance at December 31, 2011	19,998,356	19,998	1,454,337	$ 1,454	410,549	411	-	$ -	1,207,258	$ 1,207	2,600,000	$ 2,600	$ 7,081,813	$ (9,011,846)	$ (1,904,363)

				The accompanying notes are an integral part of these financial statements.

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AIRWARE HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(Unaudited)

	2011	2010

Net loss	$ (1,424,746)	$ (312,306)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	18,661	18,052
Options and Warrants issued for services	1,121,889	-
Preferred stock issued for services	18,750	-
Class A voting common stock issued for services	11,000	-
Class B non-voting common stock issued for services	-	42,500
Stock issued for interest expense	-	136
Amortization of debt discount	24,009	17,981
Changes in operating assets and liabilities:
Inventory	1,573	752
Prepaid expenses	5,000	5,925
Accounts receivable	(6,814)	244
Accounts payable	(33,051)	87,627
Accrued interest	3,732	-
Accrued liabilities	47,207	(6,811)
Net cash used in operating activities	(212,790)	(145,900)

Cash flows from investing activities:
Purchase of property and equipment	(32,000)	(1,514)
Note receivable, Officer repayments	-	5,831
Notes receivable, Officer	(74,041)	-
Net cash used in investing activities	(106,041)	4,317

Cash flows from financing activities:
Proceeds from exercise of Series D Preferred Stock warrants	130,000	-
Common Stock issued for cash	-	135,000
Preferred Stock issued for cash	-	22,500
Proceeds from convertible notes payable	5,000	10,000
Net cash provided by financing activities	135,000	167,500

Net increase (decrease) in cash and cash equivalents	(183,831)	25,917
Cash and cash equivalents at beginning of period	192,017	36,055
Cash and cash equivalents at end of period	$ 8,186	$ 61,972

Interest paid in cash	$ 10,000	$ 32,000

Non-cash investing and financing activities:
Warrants issued to related party for convertible note modification	$ -	$ 20,000

The accompanying notes are an integral part of these financial statements.

Page - 36

AIRWARE HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1.       Summary of Significant Accounting Policies and Use of Estimates:

Nature of the Corporation:

AirWare Holdings, Inc. (the “Company) was formed as a Nevada corporation on February 17, 2010. The principal business purpose of the Company is to develop, manufacture and distribute nasal breathing devices.  The Company targets prospective customers such as compassionate sleeping partners, individuals with allergies and athletic enthusiasts throughout the United States and the United Kingdom.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of December 31, 2011 and 2010, and for the periods then ended, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the periods then ended. These results are not necessarily indicative of the results expected for the fiscal year ending September 30, 2012. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of September 30, 2011 and 2010, filed together with this filing, for additional information, including significant accounting policies.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could materially differ from those estimates.  Significant estimates of the Company include accounting for depreciation and amortization, recoverability of intangible assets, deferred income taxes, accruals and contingencies, the imputed interest rate of the note payable to related party and the fair value of common and preferred stock, ant the estimated fair value of stock options and warrants.

Stock Based Compensation:

The Company values stock based compensation at the fair value of the Company’s stock at the date of the stock award. During the three month period ended December 31, 2011 stock awards were valued at $.25 per Common Share.

Intangible Assets:

Intangible assets consist of patent and intellectual property and are amortized over the period that the Company believes best reflects the period in which the economic benefits will be consumed. The Company evaluates intangible assets with definite lives for recoverability when events or circumstances indicate that these assets might be impaired. The Company tests those assets for impairment by comparing their respective carrying values to estimates of the sum of the undiscounted future net cash flows expected to result from the assets. If the carrying amount of an asset exceeds the sum of the undiscounted net cash flows expected from that asset, the Company recognizes an impairment loss based on the amount by which the carrying value exceeds the fair value of the asset. Amortization expense for the three months ended December 30, 2011 and 2010 amounted to $8,598 and $8,064 respectively, and is included in general and administrative expenses on the statement of operations.

Page - 37

Income Taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

On an on-going basis, the Company assesses the likelihood that the deferred tax assets will be recovered from future taxable income. At December 30, 2011 and 2010 it was believed that the recovery of the deferred tax assets was less than likely and therefore, a full valuation allowance was established.

Interest relative to income taxes is charged to interest expense and penalties are charges to general and administrative costs if there are any assessments. No interest or penalties relative to income taxes has been recognized during the periods ended December 31, 2011 or 2010.

The Company files income tax returns in the U.S. federal jurisdiction, and the State of Arizona.  The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities since its inception on January 14, 2008 and all periods since inception are open to examination by taxing authorities.  The predecessor entities were pass-through entities for tax purposes.  The Company is not currently being audited by any of these entities nor has it been audited.  The Company believes it has no tax positions for which the ultimate deductibility is highly uncertain.

Revenue Recognition:

We recognize revenue on the sale of our products at the time of delivery and acceptance.   At the time of delivery, the following have occurred:

•	Delivery has been evidenced by the customer’s representative on shipping documents; and
•	A price per unit has been determined; and
•	Collectability is reasonably assured.

Revenues are recorded net of slotting payments and co-operative advertising costs.

Sales are generally F.O.B shipping point to a distributor without any general right of return with the exception of returns for defective merchandise, if any.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments including cash, certain current maturities of long-term debt and accrued liabilities approximate fair value because of their short maturities or for long term debt based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Long-term notes receivable with officer are carried at an approximate fair value based on rates available to the Company for risk free investments.

Earnings per Share:

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.  Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive. Due to the net losses for the periods ended December 31, 2011 and 2010, basic and diluted loss per common share were the same, as the effect of potentially dilutive securities would have been antidilutive.

Page - 38

Recent Accounting Pronouncements:

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after December 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

2.      Going Concern:

The Company has incurred losses since inception and requires additional funds for future operating activities. The Company commenced its selling activity in November 2008 and has not yet reached a level of revenue sufficient to fund its operating activities.  These factors create an uncertainty as to how the Company will fund its operations and maintain sufficient cash flow to operate as a going concern.

In response to these financial difficulties, management is continuing to pursue financing from various sources, including private placements from investors and institutions. In addition, the Company has introduced an expanded product line and has had positive response to the product from a number of large potential customers. Management believes these efforts will contribute toward funding the Company’s activities until sufficient revenue can be earned from future operations. Management believes these combined efforts, if successful, will be sufficient to meet its working capital needs and its currently anticipated expenditure levels for the next year.

The Company’s ability to meet its cash requirements in the next year is dependent upon obtaining this financing and achieving an improved sales level. If this is not achieved, the Company may be unable to obtain sufficient cash flow to fund its operations and obligations, and therefore, may be unable to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, and accordingly, do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor do they include adjustments to the amounts and classification of liabilities that might be necessary should the Company be unable to continue operations or be required to sell its assets.

Page - 39

3.      Notes Receivable – Officers:

               Notes Receivable-Officer consists of the following notes from the Company’s President, David Dolezal totaling $210,337 and the Company’s Chief Executive Officer, Jeffrey Rassas totaling $3,823:

December 31, 2011
2% unsecured note receivable with
principal and interest due on February 28, 2021	$70,600

2% unsecured note receivable with
principal and interest due on May 7, 2015	110,737

2% unsecured note receivable with
principal and interest due on May 7, 2015	3,823

2% unsecured note receivable with
principal and interest due on February 28, 2021	29,000
214,160
Accrued interest receivable	4,184
$218,344

Note receivables are for periodic cash advances made to Mr. Dolezal and Mr. Rassas. As further detailed in the Subsequent Events Footnote 6, subsequent to December 31, 2011 the Notes Receivable were fully repaid to the Company.

4.    Related Party Transactions:

On December 1, 2011 the Company entered into employment agreements with its Chief Executive Officer Jeffrey Rassas and its President David Dolezal with annual compensation of $150,000 each.  In addition, the agreements provided for options to purchase the Company’s Class A Common Stock for $0.05 per share exercisable over a ten year period.  Mr. Rassas and Mr. Dolezal total options under the agreement were 4,585,122 and 9,170,244, respectively. The options were to vest at 25% immediately on December 1, 2011 and 25% per each subsequent three month period thereafter.  On March 19, 2012 the Company terminated the aforementioned employment agreements, while leaving the annual compensation in place, and replaced the above noted options with the immediate issuance of Class A Common Stock of 4,585,122 shares and 9,170,244 shares to Mr. Rassas and Mr. Dolezal. The Company has valued the stock issued at $.25 per share for a total value of $1,146,281 and $2,292,561 for Mr. Rassas and Mr. Dolezal, respectively. The Company recognized $827,120 of Mr. Dolezal’s total stock award of $2,292,561 and $291,268 of Mr. Rassas total stock award of $1,146,281 as compensation for services included in general and administrative expenses in the statement of operations for the period ended December 31, 2011.

On December 8, 2011 the Company entered into an allonge to a convertible secured bridge note with Stockbridge Enterprises, L.P. (Stockbridge) to reduce the exercise price of all of the Company’s warrants held by Stockbridge from $.25 per share to $.05 per share. During the period December 31, 2011 Stockbridge Enterprises exercised 2,600,000 of its Series D Preferred Stock warrants for the price of $.05 per share for a total of $130,000. Through March 20, 2012 Stockbridge had accumulated 6,500,000 total warrants for common and preferred stock. Stockbridge exercised their warrants in full subsequent to December 31, 2011 for a total consideration of $325,000.

Page - 40

5.       Commitments and Contingencies:

Leases:

The Company leases office space under an operating lease obligation expiring in 2014.  The operating lease agreement allowed for a three month abatement period and a fluctuating minimum monthly rent.  Rent expense under the operating lease was $26,594 and $5,000 for the periods ended December 31, 2011 and 2010, respectively.

As of December 31, 2011 the Company was in default under the terms of the aforementioned lease and was $110,718 in arrears.  Subsequent to December 31, 2011, the Company entered into a settlement agreement with the landlord (See Subsequent Events Footnote 6), which among other conditions, modified the expiration date to May 31, 2012.  Minimum future rental payments under this non-cancelable operating lease agreement as of December 31, 2011 total $44,539 under the modified term, which is due in the year ended September 30, 2012 and does not include amounts in arrears for past payments.

Indemnification:

The Company has agreed to indemnify its officers and director for certain events or occurrences that may arise as a result of the officers or director serving in such capacity.  The term of the indemnification period is for the officer’s or director’s lifetime.  The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, distributors, customers, landlords, lenders and lessors.  Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement.  The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.

The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements.  As a result, the Company believes the estimated fair value of these agreements is minimal.  Accordingly, the Company has no liabilities recorded for these agreements as December 31, 2011 or 2010.

Equity Agreements:

The Company has entered into three equity related agreements that commit to future issuance of equity securities under certain contract conditions.

On August 10, 2011 the Company reserved 1,400,000 shares of its Class A Common Stock for the granting of 1,400,000 stock options to a current employee and three consultants to the Company.  The option grant was effective as of July 19, 2011 with the options vesting over one year in quarterly increments commencing on October 17, 2011 and continuing each quarter from that date forward.  These options are exercisable at $.25 per share of Class A common stock over a ten year term.

On August 30, 2011 the Company entered into an allonge to the secured convertible bridge note to extend the due date through September 30, 2012.   The Company issued 1,000,000 warrants for the purchase of the Company’s Series D Convertible Preferred Stock, which immediately vested and agreed to issue an additional 1,000,000 warrants that would vest at the rate of 83,333 warrants per month through August 30, 2012.

      On December 22, 2011 Airware Holdings, Inc. entered into a distribution agreement that provides for the issuance of common stock warrants, with an expiration date of 3 years, for the purchase of the Company’s common stock in an amount equal to 15% of the total products purchased by the distributor from the Company at the invoice price against the previous year’s purchases of paid invoices.  The warrant price will be equal to the price of Company’s stock at the anniversary date of the agreement.

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Litigation:

On November 7, 2011 the Company was named as a Defendant in a lawsuit alleging a default on a note payable of $50,000 plus accrued interest.  The note and accrued interest are reflected in the Company’s Balance Sheet as of December 31, 2011 and 2010.  The Company is working towards settling the litigation.

       On December 27, 2011 the Company was named as a Defendant in a lawsuit alleging a default on two notes payable totaling $75,000 plus accrued interest.  The note and accrued interest are reflected in the Company’s Balance Sheet as of December 31, 2011 and 2010.  The Company is working towards settling this litigation.

Warranties:

The Company sells the majority of its products through major distributors.  The Company warrants to the distributors that the product will be free from defects in material and workmanship.  The Company has determined its product warranty to be immaterial at December 31, 2011 and 2010.  The likelihood that the Company’s estimate of the accrued product warranty claims will materially change in the near term is considered remote.

6.       Subsequent Events:

       On March 20, 2012 the Company entered into a share exchange agreement with Crown Dynamics Corp. to exchange 43,688,272 of the issued and outstanding shares of common and preferred stock of the Company for 21,844,136 newly issued shares of common stock of Crown Dynamics Corp. and to exchange 1,720,000 Class A and B Warrants for 860,000 Class A and Class B Warrants of Crown Dynamics Corp. and to exchange 2,225,000 Options to purchase the Company’s common shares, at $.25 per share, for 1,112,500 Options to purchase common stock at $.50 per share, of Crown Dynamics Corp. Upon completion of the transaction, the Board of Directors of the Company will be the Board of Directors of Crown Dynamics Corp. and the President of the Company will become the President of Crown Dynamic Corp. Crown Dynamics Corp. is currently traded as a public company on the over the counter market.

      On March 20, 2012 the Company borrowed $100,000 in exchange for an unsecured 8% convertible note payable with a due date of March 19, 2014. The note is convertible to the Company’s Class A Voting Common Stock at $.25 per share. Interest payments are due annually.

On March 14, 2012 the Company entered into a Premises Vacation Agreement to settle rents in arrears and to cancel the lease for its office space on 9590 E. Ironwood Square Drive, Scottsdale, Arizona as of May 31, 2012. The total amount in arrears as of the vacation date is estimated to be $130,257.  As security for payment of the amount in arrears the Company pledged office furniture with a depreciated value of approximately $64,000. Subsequent to execution of the agreement, office furniture was released as a condition to the agreement.

               On May 8, 2012 the Company received a Note Receivable from its Chief Executive Officer, Mr. Rassas for $21,522 in exchange for periodic cash advances made to Mr. Rassas from December, 2011 through March, 2012.  The note is due on May 7, 2015 with interest accrued at 2% per annum.  Accrued interest included in the note on May 8, 2012 of $100 is included in the note receivable balance of $21,522. The portion of the note and accrued interest receivable that reflects advances made as of December 31, 2011 and 2010 have been reflected as notes receivable on the Company’s Balance Sheets as of those dates of $3,823 and $0, respectively.  Subsequent to receipt of the note, the Note Receivable was deducted from accrued payroll due to the Officer; thus, repaying the Note Receivable in full.

       On May 8, 2012 the Company received a Note Receivable from its President, Mr. Dolezal for $131,202 in exchange for periodic cash advances made to Mr. Dolezal from December, 2009 through March, 2012.  The note is due on May 7, 2015 with interest accrued at 2% per annum. Accrued interest included in the note on May 8, 2012 of $2,973 is included in the note receivable balance of $131,201. The portion of the note and accrued interest receivable that reflects advances made as of December 31, 2011 and 2010 have been reflected as notes receivable on the Company’s Balance Sheets as of those dates of $110,737 and $0, respectively.  Subsequent to receipt of the note, the Note Receivable was deducted against a note payable to the Officer; thus, repaying the Note Receivable in full.

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(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement between Crown Dynamics and AirWare dated March 20, 2012.*

*Incorporated by reference as filed with the Commission in Current Report on Form 8-K on 3/26/2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN DYNAMICS CORP.
Date: June 4, 2012	By: /s/ Steve Aninye
Steve Aninye
Chief Executive Officer

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